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                                                                   EXHIBIT 5.27

                            NOTICE OF TERMINATION
                                                                31 December 1999

The Consulting Contract entered into between Strategic Catalysts Inc. and Reconnaissance Technologies Inc. (predecessor to PCsupport.com, Inc.) is hereby terminated as of this date.

AGREED:


Per:  PCsupport.com



                /s/ Mike McLean
        -------------------------------
                 Mike McLean



Per:  Strategic Catalysts Inc.


               /s/ David W. Rowat
        -------------------------------
                David W. Rowat